Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Genworth Financial, Inc., a Delaware corporation (the “Company”), hereby severally constitutes and appoints Michael D. Fraizer, Victor C. Moses and Leon E. Roday, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date indicated below.

Signature	Title	Date

/s/ MICHAEL D. FRAIZER Michael D. Fraizer	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	October 19, 2006

/s/ VICTOR C. MOSES Victor C. Moses	Senior Vice President, Chief Actuary and Acting Chief Financial Officer (Principal Financial Officer)	October 19, 2006

/s/ SCOTT R. LINDQUIST Scott R. Lindquist	Vice President and Controller (Principal Accounting Officer)	October 19, 2006

/s/ FRANK J. BORELLI Frank J. Borelli	Director	October 19, 2006

/s/ NANCY J. KARCH Nancy J. Karch	Director	October 19, 2006

/s/ J. ROBERT KERREY J. Robert Kerrey	Director	October 19, 2006

Signature	Title	Date

/s/ SAIYID T. NAQVI Saiyid T. Naqvi	Director	October 19, 2006

/s/ JAMES A. PARKE James A. Parke	Director	October 24, 2006

/s/ JAMES S. RIEPE James S. Riepe	Director	October 19, 2006

/s/ BARRETT A. TOAN Barrett A. Toan	Director	October 19, 2006

/s/ THOMAS B. WHEELER Thomas B. Wheeler	Director	October 19, 2006